UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

November 3, 2026
Date of Report (date of earliest event reported)
DROPBOX, INC.
(Exact name of Registrant as specified in its charter)

Nevada	001-38434	26-0138832
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

50 Hawthorne Street
San Francisco, California 94105
(Address of principal executive offices)
(415) 930-7766
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A Common Stock, par value $0.00001 per share	DBX	The NASDAQ Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure

On November 5, 2026, Dropbox, Inc. (“Dropbox” or the “Company”) issued a press release announcing an agreement to acquire Tigris Data Inc., a globally distributed object storage platform built for AI workloads (“Tigris”), and the launch of DBX Agent Cloud, a new storage and data infrastructure offering that will initially provide standalone object storage. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference solely for purposes of this Item 7.01.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01	Other Events

On November 3, 2026, Dropbox entered into a definitive agreement to acquire all of the outstanding equity of Tigris (the “Transaction”) for cash consideration of approximately $350 million, subject to customary purchase price adjustments. The closing of the Transaction is expected to occur in the fourth quarter of 2026 and is subject to the satisfaction or waiver of certain customary closing conditions.

Forward-Looking Statements

This Current Report on Form 8-K and Exhibit 99.1 contain forward-looking statements within the meaning of United States federal securities laws, including, among other things, our expectations regarding future events, our business, market opportunities, and the Transaction, including the timing and contingencies thereof. Words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plans,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions, including, among other things, costs, expenses or difficulties related to the acquisition of Tigris, including the integration of the Tigris business; failure to realize the expected benefits and synergies of the Transaction in the expected timeframes or at all; the potential impact of the announcement, pendency or consummation of the Transaction on relationships with our and/or Tigris’s employees, customers, suppliers and other business partners; an inability to retain key personnel; and the risk that the Transaction may not close within the expected timeframe or at all. Further information on risks that cause actual results to vary from expectations is included in our filings with the SEC, including our Form 10-K for the year ended December 31, 2025 and other reports that we may file with the SEC from time to time. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Dropbox assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by applicable law. Additionally, any financial measures presented herein are preliminary, subject to final review, and are subject to risks and uncertainties.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Exhibit Description
99.1	Press Release dated November 5, 2026
104	Cover Page Interactive Data File, formatted in inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 5, 2026

Dropbox, Inc.
/s/ William T. Yoon
William T. Yoon
Chief Legal Officer